Exhibit 3.8

, "t* 4•5,k441-R-Co.' • ?.=,e-'1',

X-13, 188

ARTICLES OF INCORPORATION

of

PRODUCT DESIGNING, INC.

KNOW ALL MEN BY THESE PRESENTS that we, the undersigned, do hereby associate ourselves together for the purpose of forming a corporation under and pursuant to the statutes of the State of Minnesota and to that end we hereby adopt and execute the following Articles and certify as follows:

ARTICLE I

The name of the corporation formed by us shall be Product Designing, Inc.

The location and post office address of the corporation's registered office in Minnesota is 135 - 39th Avenue Northeast, Minneapolis, Minnesota.

ARTICLE II

The purpose and general nature of its business shall be the doing of one or more of the following: manufacturing, servicing, jobbing, distributing, selling, buying, holding, handling on consignment, or otherwise dealing in machines, tools, machine parts and other equipment and the operation of a machine shop for itself and for others; any or all of said items may be composed of metal, wood, composition, plastic or of any other substance or substances whatsoever; the handling, manufacturing and selling of such other articles and services and things which may be conveniently dealt with in connection with the foregoing; the acquiring, owning, holding, selling, leasing, renting, lending, mortgaging, improving, conveying, encumbering, using or dealing in or with real estate and/or personal property of any and all kinds, and the acquiring, owning, holding, selling, or otherwise transferring shares of stock or other interests in other corporations, all as may be reasonably necessary or incidental to

X-13,489

its said business; making contracts, issuing notes and other obligations, incurring indebtedness, borrowing and/or lending money or property, all as may be reasonably incidental to its said business; acting as agent and doing such other acts and exercising such further rights and powers as may be incidental to the carrying on of its said business, and exercising the general powers given to it by the statutes of the State of Minnesota.

ARTICLE III

The duration of said corporation shall be perpetual.

ARTICLE IV

The amount of authorized capital stock of the corporation shall be $25,000 which shall be divided into 2,500 shares of the par value of $10 per share and the relative rights, voting power and restrictions are as follows:

Each holder of any share shall be entitled to one vote for each of such shares owned and held by him. There shall be no cumulative voting.

In dividend distributions and in liquidation distributions each share shall share equally with the other shares of common stock then outstanding. In the event of any dissolution, liquidation, or winding up (voluntary or involuntary) of the corporation, if there shall be left any assets of the corporation for distribution among shareholders, such assets shall be divided among and paid to the holders of the then outstanding shares of common stock, each share sharing equally with every other share then outstanding.

The shares of stock shall be subscribed for, sold, paid for and issued at such times, in such amounts, and at such prices (not less than par) and on such terms and subject to such

-2-

X-13, 490

provisions as shall be determined by a majority vote of the shareholders. No shareholder or shareholders shall have preemptive right or preferential right to subscribe for any shares, but shares may, from time to time, be offered or sold without first offering them to any existing shareholder or shareholders of the corporation.

If any shareholder of said common stock desires to sell, encumber, pledge or otherwise dispose of any or all of his shares in the corporation, he shall first offer said shares for sale to the corporation at par value or at the appraised value (determined as hereinafter outlined) whichever amount is greater; provided, however, that if the shareholder has a bona fide offer to purchase, pledge or encumber said shares at less than said par value or said appraised value, said shares shall be first offered to the corporation at said lower price. Said corporation shall accept or reject said offer within 30 days after receipt thereof. If it accepts said offer, the purchase price shall be due six months from the date of its acceptance of said offer or, at its option, earlier; provided, that if under the statutes of the State of Minnesota it is not permitted at said time to purchase said stock, the amounts due to such shareholder from the corporation shall be payable at a time otherwise agreed upon by the corporation and such shareholder. The foregoing provisions of this paragraph shall not apply to or preclude or hamper any transfer by any shareholder of one or more of his shares to some member or members of his family.

The executor or administrator of the estate of a deceased holder of said shares in this corporation, the grantee or assignee of said shares, either taken on execution or otherwise, and a holder of said shares whose employment by the company shall be terminated, shall, within 30 days of the appointment of such executor or administrator or of such taking or of such termination of employment, offer to transfer and deliver his or their said shares, respectively, to the corporation at par value or

-3-

X-13, 491

appraised value (determined as hereinafter outlined) whichever amount is greater. The corporation shall accept or reject said offer within 30 days after receipt thereof and if it accepts said offer, the purchase price shall be due 6 months from the date of its acceptance of said offer or, at its option, earlier.

In determining the appraised value as hereinbefore mentioned, the corporation and the shareholder, (or his executor, administrator, grantee or assignee, as the case may be) shall agree, if possible, upon the then fair market value of said stock and if no agreement is reached, each shall appoint an appraiser who shall determine the fair market value of said stock, and if said two appraisers can not agree, said appraisers shall thereupon appoint a third appraiser who shall determine the fair market value of said stock and whose determination shall be final. If said two appraisers can not agree upon a third appraiser, either one of the parties involved may apply to the senior judge of District Court of Hennepin County, Minnesota, for the appointment of said third appraiser, who upon his appointment shall promptly determine the fair market value of said stock and his determination shall be final.

ARTICLE V

The amount of stated capital with which the corporation will begin business shall be One Thousand Dollars ($1,000.00).

ARTICLE VI

The names and post office addresses of the first directors of the corporation are:

1.	David B. McWethy	4231 Oakdale Avenue Minneapolis, Minnesota
2.	Hallie E. Clark	4026 Reservoir Boulevard Minneapolis, Minnesota
3.	Harold E. McWethy	2174 Doswell Avenue St. Paul, Minnesota

The business of the corporation shall be managed by a board of not less than 3 nor more than 5 directors who shall be elected by the holders of the shares of the corporation's stock at the annual meeting of the shareholders or at any special meeting of

-4-

X-13, 390

said shareholders held for such purpose. At least 3 of the directors of the corporation shall be shareholders of the corporation. Such annual meeting of such shareholders shall be held at the corporation's office at Minneapolis, Minnesota (or at any place designated in or pursuant to authority in the By-Laws, or by the written consent of all shareholders) on the third Tuesday of January of each year at 2:00 p.m. (unless it is a legal holiday in which event the meeting will be held on the first non-holiday thereafter.)

Each director shall hold office for a term of one year or until the next annual meeting and until his successor shall have been elected and shall have qualified; but changes in the Board of Directors may be made by the shareholders at any meeting or meetings (general or special) of such shareholders.

The Board of Directors shall elect as officers of the corporation a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be provided for in the corporation's By-Laws. Any two offices except those of President and Vice-President may be held and filled by one and the same person. Each officer shall be elected for such term or terms as may be prescribed in the By-Laws, and shall hold office until his successor shall have been elected and shall have qualified; provided, however, that changes in officers may be made by the shareholders at any meeting or meetings (general or special) whether or not the term of such officer has expired.

ARTICLE VII

The first officers of the corporation are:

David B. McWethy	President and Treasurer
Hallie E. Clark	Vice President and Secretary

-5-

K-137903

ARTICLE VIII

The names and post office addresses of the incorporators are:

David B. McWethy	4231 Oakdale Avenue Minneapolis, Minnesota
Hallie E. Clark	4026 Reservoir Boulevard Minneapolis, Minnesota
Harold E. McWethy	2174 Doswell Avenue St. Paul, Minnesota

IN TESTIMONY WHEREOF, we have hereunto set our hands and seals, December 30, 1954.

Signed, sealed and delivered in presence of:

Donald F. Frill

Kathryn Schaaf

David B. McWethy (SEAL)
David B. McWethy

Hallie E. Clark (SEAL)
Hallie E. Clark

Harold E. McWethy (SEAL)
Harold E. McWethy

STATE OF MINNESOTA)
) ss
COUNTY OF HENNEPIN)

On this 30th day of December, 1954, before me, a Notary Public, within and before said County and State, personally appeared David B. McWethy, Hallie E. Clark and Harold E. McWethy, to me known to be the signers and sealers of the foregoing Articles of Incorporation, and each acknowledged that he executed the same as his free act and deed and for the uses and purposes therein expressed, and that he is one of the incorporators therein named.

Donald F. Frill
Notary Public, Hennepin County, Minn.

NOTARIAL SEAL

-6-

2-18, 316

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
OR
CERTIFICATE OF INCORPORATION
OF
PRODUCT DESIGNING, INC.

There is hereby below set forth the following amendment to the Articles of Incorporation or Certificate of Incorporation of Product Designing, Inc. which was adopted by its shareholders owning and holding all of its outstanding stock by unanimous consent of all of said shareholders and by unanimous vote of all of the shares of stock of said corporation at a meeting of said shareholders whereat all of its outstanding shares of stock were present and represented on January 11, 1955.

Said resolution amending said Articles or Certificate of Incorporation reads as follows:

RESOLVED, that Article I of the Certificate or Articles of Incorporation of Product Designing, Inc. be amended so as to read as follows:

"ARTICLE I

The name of the corporation formed by us shall be Product Design & Engineering, Inc.

The location and post office address of the corporation's registered office in Minnesota is 935 - 39th Avenue Northeast, Minneapolis, Minnesota."

RESOLVED FURTHER, that authority and direction are hereby given to any officer or officers of the corporation to take such steps as may be necessary or desirable properly to complete, according to law, the Amendment of the Articles of Incorporation or Certificate of Incorporation as above provided for.

January 12, 1955.

David B. McWethy
David B. McWethy,
As President of
Product Design & Engineering, Inc.

Hallie E. Clark
Hallie E. Clark,
As Secretary of
Product Design & Engineering, Inc.

CORPORATE SEAL

Z-13, 317

STATE OF MINNESOTA }
} ss
COUNTY OF HENNEPIN }

On January 12, 1955, before me, a Notary Public, within and for said county and state, personally appeared David B. McWethy, President, and Hallie E. Clark, Secretary, of Product Design & Engineering, Inc., each being to me personally known to be the persons who executed the foregoing instrument; and David B. McWethy acknowledged that he executed the same as President of said corporation and Hallie E. Clark acknowledged that he executed the same as the Secretary thereof, and each acknowledged that he executed the same as his free act and deed personally and as such officer and as the free act and deed of said corporation.

Donald P. Pratt, Notary Public
Hennepin County, Minnesota
My commission Expires Oct. 9, 1960.

NOTARIAL SEAL

STATE OF MINNESOTA }
} ss
COUNTY OF HENNEPIN }

David B. McWethy and Hallie E. Clark, being each by me first duly sworn, say, each for himself, that said David B. McWethy is, and at the time of signing said document, was the President of Product Design & Engineering, Inc. and that Hallie E. Clark is, and at the time of signing said document, was the Secretary of Product Design & Engineering, Inc. and that the facts are as set forth in said document.

David B. McWethy

Hallie E. Clark

Subscribed and sworn to before me this 12th day of January, 1955.

Donald P. Pratt, Notary Public
Hennepin County, Minnesota
My commission expires Oct. 9, 1960.

NOTARIAL SEAL

-2-

antor.n OP wapitis:or ARTIOLU OP INCORPORATION . OR amilvIcArx of .rtifoa ►oastiow bP PRODUCT risidwrio, Iic. .. . • ,sTyv.: OF MINNESOTA 4.:ethil:E.Vr OF KTATN ' It 1:-..t1 cat, Ht7 th iited; NOWA. _.1,!..s.fi:e1. to ficyl U Uh ' trip,,:•Lan:;.1 ,d h E.A.4..:4 4. . of lit:pg.:a Seirceni of it s,. .. . C oth, •• Its !I. to•... . Dmaid P. Piatt- 1216 Roonokii Building. Ifinntapolis, Kinn. ., .. ... . •. . . • ' - Attorniy. , .. :

OFF 11 '18 60

6-20, 299

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
OF
PRODUCT DESIGN & ENGINEERING, INC.

We, A. J. PORTER and JOSEPH J. DUDLEY, the President and Secretary, respectively, of Product Design & Engineering, Inc., a Minnesota corporation, do hereby certify that by a writing signed by all of the shareholders of said corporation on [handwritten], 1960, the Restated Articles of Incorporation herein set forth were duly authorized and adopted. Said Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation and all amendments thereto of said corporation. Said Restated Articles of Incorporation are as follows:

1. The name of this corporation is Product Design & Engineering, Inc.

2. The purposes of this corporation are as follows:

To manufacture, produce, buy, sell, operate, lease, hold and deal in machines, machine tools, parts and equipment;

To operate a machine shop and to manufacture, produce, assemble, service and deal in products, goods, wares and merchandise of all kinds and of every nature whatsoever;

To engage in the business of designing, engineering and developing products, machines, devices, assemblies, processes and methods;

To acquire, develop, purchase, hold, license, use, sell, lease and deal in patents, licenses, processes and the like;

To acquire, hold, pledge, hypothecate, sell or otherwise dispose of the shares, bonds, securities and other evidences of indebtedness of any person or of any domestic or foreign corporation;

To purchase, lease or otherwise acquire, hold, sell, exchange, transfer, repair, maintain, improve, mortgage, pledge or otherwise hypothecate, and in any other manner deal in and deal with real property, mixed and personal property wherever situated.

3. The period of duration of this corporation shall be perpetual.

4. The location and post office address of the registered office of this corporation is 750 Florida Avenue South, Minneapolis, Minnesota.

5. The total authorized number of shares of this corporation is Six Hundred Thousand (600,000) shares of the par value of $.10 per share designated as Common Shares. Voting by shareholders may be cumulative.

OPF 11 18 60

G-20,300

6. The amount of stated capital of this corporation is Eighteen Thousand Four Hundred and Seventy-five Dollars ($18,475.00).

7. The names and post office addresses of the directors of this corporation are as follows:

Name	Post Office Address
Alvin Jerry Porter	750 Florida Avenue South Minneapolis, Minnesota
Donald W. Mathison	750 Florida Avenue South Minneapolis, Minnesota
Victor S. Gordon	750 Florida Avenue South Minneapolis, Minnesota
Joseph J. Dudley	750 Florida Avenue South Minneapolis, Minnesota
Walter Rasmussen	750 Florida Avenue South Minneapolis, Minnesota
Frank W. Eetman	750 Florida Avenue South Minneapolis, Minnesota
Jacob W. Aro	750 Florida Avenue South Minneapolis, Minnesota

8. The shareholders of this corporation shall have no preemptive right to subscribe to any issue of shares of this corporation now or hereafter made.

9. The Board of Directors of this corporation shall have authority (a) to accept or reject subscriptions for shares made after incorporation; (b) to fix the terms and conditions of rights to convert any of its securities into shares of any class or classes, and (c) to authorize the issuance of such conversion rights or options.

10. The Board of Directors shall have authority to make and alter the By-laws of this corporation subject to the power of the shareholders to change or repeal such By-laws.

11. The holders of a majority of the outstanding shares shall have power to authorize the sale, lease, exchange or other disposal of all or substantially all of the property and assets of this corporation including its good will, to amend the Articles of Incorporation of this corporation and adopt or reject an agreement of consolidation or merger.

-2-

OFF 11 11, 60

6-20, 301

Upon the foregoing Restated Articles of Incorporation becoming effective, each then outstanding share of the par value of $10 per share shall be reclassified into and become One Hundred Twenty-five (125) Common Shares of the par value of $.10 per share. Each holder of a certificate or certificates stated to represent shares of the par value of $10 per share upon surrender of his certificate or certificates therefor to the corporation shall be entitled to receive a certificate or certificates representing the number of Common Shares of this corporation of the par value of $.10 per share to which he is entitled in accordance with the provisions of this paragraph, and until so surrendered said certificate or certificates stated to represent such shares of the par value of $10 per share shall be treated for all purposes as evidencing the appropriate number of shares of the par value of $.10 per share.

IN WITNESS WHEREOF, We have hereunto set our hands and the seal of Product Design & Engineering, Inc. this 29th day of November, 1960.

A. J. Porter, President

Joseph J. Dudley, Secretary

(Corporate Seal)

STATE OF MINNESOTA)
COUNTY OF HENNEPIN) ss

On this 29th day of November, 1960, before me, a Notary Public within and for said County, personally appeared A. J. PORTER and JOSEPH J. DUDLEY, to me personally known, who being each by me duly sworn, did say that they are, respectively, the President and Secretary of Product Design & Engineering, Inc., the corporation named in the foregoing instrument; that the seal affixed to said instrument is the seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its shareholders; and said A. J. PORTER and JOSEPH J. DUDLEY acknowledged said instrument to be their free act and deed.

(Notarial Seal)

JOSEPH E. SALLAND
Notary Public, Ramsey County, Minn.
My Commission Expires April 28, 1961

STATE OF MINNESOTA
... in Book 6-20
... 299
Secretary of State

• • • • • C. - 0 u fin CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF PRoDUCT DESION A ENGINEERING, INC. The undersigned, A. J. Porter and Stephan A. Montague, the President and Secretary, rocpuctively, of.produot Design 6 Engineering, Inc.. a Minnesota corporation (the "Company"), do hereby certify that in accordance Ath the Minnesota Statutes the following recitation was unanimously aPfreRed.at a Scnothl Meeting of the board of Directors held September 18, 19V5 mu, adopted and approved by a majority of he F Lireholdern at a Special Scotto•; o! the Shareholders hold November 27, 1985, and that such resolution has not been modified, amended or rescinded and is iI, full force and effect) RESOLVED, that Article 5 of the Company's Restated Articles of Incorporation he amended in Its entirety to read as follows. "5. The total authoriced number of abates of this corporation is Five Million (5,000,000) Shares of the par value of $.10 per share designated as Common Shares. Voting by shareholders may be cumulative." Dated. December la, 19P5 A. J. Porter, President e 4 m,„5„, A on A. ontaggkSecretari STATE OF MINNESOTA) COUNTY OP DENNEPIN) The foregoing instrument was acknowledged before Me this 11th day of December, 1985, by A. J. Porter and Stephen A. Montague7tWe President and Secretary, respectively, of Product Dasigc I Engineering, Inc., a Minnesota e rpo.ation. (`; , (Co... ,.-- -c J el 1 ..- ‘ ) • • • • • • • I (Notarial seal) 1pf7 7. :h WAILAC1N.PARY "IIMV.;'`agir" I F ipi . ..2=41c..ucawl..5.19114 4

STATE OF MINNESOTA
DEPARTMENT OF STATE
I hereby certify that the within instrument was filed for record in this office on the 12th day of Dec A. D. 19 85 at 4:30 o'clock P M., and was duly recorded in Book D-65 of Incorporations, on page 601

Joan Anderson Growe
J.H.
Secretary of State

D 65 602

0-1036

State of Minnesota

6469

SECRETARY OF STATE

Certificate of Merger

I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that: An Agreement and Plan of Merger between the following corporations has been approved pursuant to the procedures required by the chapter indicated. The Agreement and Plan of Merger was filed in this office on this date. Each of the merging corporations have been merged into the surviving corporation listed below on the effective date listed below.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Incorporation and Names of Merging Corporations:

MN: Product Design & Engineering, Inc.
MN: PDE Acquisition Corp.

State of Incorporation and Name of Surviving Corporation:

MN: Product Design & Engineering, Inc.

Effective Date of Merger: 12/26/86

Name of Surviving Corporation After Effective Date of Merger:

Product Design & Engineering, Inc.

The surviving corporation, if a non-Minnesota corporation qualified to do business in Minnesota.

This certificate has been issued on: 12/26/86

Joan Anderson Growe
Secretary of State.

• • • • • • mum= AND PLAN rip mum 6410 AGREEMENT AND PLAN OF MERGER dated es of December 26, 1986 between PRODUCT DESIGN 6 ENGINEERING, INC. (the `Company`), a Minnesota corporation, and PDE ACQUISITION CORP. ("PDS"), a Minnesota corporation. WHEREAS, the Company was incorporated in Minnesota in 1944, end its authorised capital stock consists of 4,000,000 shares of common Stock, par value $.20 per share ("Company Common Stock"), of which (as of the close of business on December 24, 1986) 853,628 shares were issued and outstanding and no shares were held by the Company as treasury stock; WHEREAS, PDE was incorporated in Minnesota in 1986, and its authorised Genital stock consists of 1,000 shares of Common Stock, par value of $.10 per share ("PDE Common Stock"), all of which are issued and outstanding and are owned by Specialty Packaging Products, Inc. ("Specialty"), a Virginia corporation; WHEREAS, the Company, certain principal shareholders of the Company, PDE and Specialty have entered into an Agreement and Plan of Reorganisation dated as of November 26, 1986 ("Reorganisation Agreement') providing for certain representations, warranties and agreements in connection with the transactions contemplated therein and herein; and WHEREAS, the boards of directors of the Company, POE and Specialty have determined that it is in the best interests of each of the Company and PDE and their respective shareholders that, upon the terms and conditions contained herein, the Company and POE be merged, and each share of the Company Common Stock outstanding at the time of the merger be converted into a right to receive $12.00 in cash; NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree that the Company and POE shall be merged and that the terms and conditions of such merger and the mode of carrying the same into effect shall be as follows: 1. Mercier and Survivina CornoraHnn A. Pursuant to the applicable laws of the State of Minnesota, PDE shall merge with and into the Company, and the Company shall be the surviving corporation after the merger and shall continue to esist as a corporation created and governed by the laws of the State of Minnesota. 992194 • •

• 1 6471 Except as amended by this Agreement, the Articles of Incorporation of the Company in effect immediately prior to the merger becoming effective shall be the Article, of Incorporation of the surviving corporation. The By-Laws of the Company in effect immediately prior to the merger becoming effective shall be the By-Laws of the surviving corporation until altered, amended or repealed in accordance with the Articles of Incorporation of the surviving corporation and applicable law. 2. fifsetixeneesglaren. If chic Agreement has been adopted and approved by the shareholders of the Company and PDE and, it all of the conditions precedent to the obligations of each of such corporations as set forth in the Reorganisation Agreement shall be satisfied or have been waived, articles of merger executed by duly authorised officers of each of the Company and VDE„ complying in all respects with the Minnesota Business Corporation Act ("Minnesota Law"), shell be filed with the Secretary of State of Minnesota. The merger contemplated herein shall become effective upon the filing of duly executed articles of merger with the Secretary of State of the State of Minnesota. The time when the merger shell become effective is referred to in thin Agreement as the "Time of Merger•. 3. fiharagfSnailuentsdjuLatthigannations The manner and basis of converting the Company Common Stock into cosh and the PDE Common Stock into Company Common Stock shall be as follows, Section 9 of the Articles of Incorporation of the Company shall be amended to read as follows, "The total number of shares of capital stock — which the Corporation shall have authority to issue is 1,000 shares of common stock, with par value of $.10 per share." Each share of POE Common Stock outstanding at the Time of Merger shall be converted into one fully paid and nonassessable share of the Company Common Stock. Each share of the :ompany Common Stock outstanding at the Time of Merger shall, by virtue of the merger and without any action on the part ,f the holder thereof, be • • •

• • I p converted into the right to receive, upon surrender of the certifiCate representing such share, $12.00 in cash payable to the holder thereof, without interest thereon. Each share of ...- the Company Common Stock, if any, held by the Company as treasury stook or held by Specialty or PDE at the Time of Merger shall be cancelled. D. Anything herein to the contrary notwithstanding, any holder of shares of the Company Common Stock who shall exercise the rights of a dissenting shareholder pursuant to the provisions of Sections 302A.471 and 302A.473 of the Minnesota Law shall be entitled to receive only the payment therein provided for and shall not be entitled to receive the consideration described in Section 3.C. Such payment shall be made directly by the Company, as the surviving corporation, and not out of the Exchange Fund (se hereinafter defined). 4. EschgamAssAngsannti. A. At or prior to the Time of Merger, POE shell deposit in cash with Mellon Securities Transfer Services (the Exchange Agent•), in trust, an amount equal in the aggregate to the product of CO the number of shares of the Company Common Stock issued and outstanding at the Time of Merger less shares held by Specialty and PDE, and (ii) $12.00 (such product being hereinafter referred to as the •Exchange Fund*). Out of the Exchange Fund, the Exchange Agent obeli, pursuant to irrevocable instructions, make the payments provided for in Section 3.C. above and this Section 4. The Exchange Fund shall not be used for err/ other purpose, except as provided in the Exchange Agreement entered into among the Exchange Agent, the Company and PDE. S. Promptly after the Time of Merger, the Exchange Agent shall mail to each record holder, as of the Time of Merger, of an outstanding certificate or certificates, which prior thereto represented shares of the Company Common Stock, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate or certificates shell pass, only upon proper delivery of such certificate or certificates to the Exchange Agent) and instructions for use in effecting the surrender of such certificate or certificates for payment. Upon surrender to the Exchange Agent of such certificate or certificates, together with such letter of transmittal, duly executed, the Exchange Agent shall promptly pay out of the Exchange Fund to the person entitled thereto the amount to which such person is entitled, as provided in Section 3.C. No interest will be paid or accrued on the cash payable upon the surrender of the certificate or certificates. If payment is to be made to • •

• • • • 44 • 0473 person Other than the one in whose name the certificate surrendered is registered, it shell be a condition of payment that the Certificate so surrendered shell be properly endorsed or otherwise in proper Corm for transfer and that the person requesting eich payment shall pay any transfer or other times required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Company, as the surviving corporation, that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 4, the certificate or certificates which immediately prior to the Time of Merger represented issued and outstanding shares of the Company Common Stock (except for certificates representing shares with respect to which appraisal rights have been perfected to the extent then required pursuant to Section 3024.473 of the Minnesota Law) shall represent for all purposes the right to receive $12,00 in cash multiplied by the number of shares evidenced by such certificate or certificates. After the Time of Merger, there shall be no further registration of transfers on the records of the Company of shares of the Company Common Stock. If after the Time of Merger the Company, as the surviving corporation, settles en appraisal proceeding Drought pursuant to Section 3024.473 of the Minnesota Law and thereby becomes the holder of shares of the Company Common Stock, or if pureuant to a decree of a court of competent jurisdiction in such a proceeding the Company, ae the surviving corporation, receives shares of the Company Common Stock upon payment of the appraised value thereof, then in either such event, the Company may surrender the certificate or certificates representing such shares to the Exchange Agent for payment of the amount provided for in Section 3.C. Any portion of the Exchange Pond deposited with the Exchange Agent which remains unclaimed by the shareholders of the Company for ninety (90) days after the date of the Time of Merger shell be repaid to the Company, se the surviving corporation, upon demand, and any shareholder of the Company who has not theretofore complied with this Section 4 shall thereafter look only to the Company for payment of his claim for $12.00 for each of his Company Common Shares. 5. West of mercer At the Time of Merger: The separate existence of POE ehall cease. The Company shall have all the rights, privileges, immunities and powers and shall be subject to all of the duties • • • •

• • • G474 end liabilities of a corporation organized under the Minnesota Law and shall possess all the rights, privileges, immunities, powers and franchises as well as of a public or a private nature of each of the Company and PDBp and all the property, real, personal and mixed, and franchises of each of the Company and PDE, and all debts due on whatever account to any of them, including subscriptions to shares and all other chooses in action belonging to any of them, shall be taken and deemed to be transferred to and vested in the Company without further act or deed; and title to any real estate or any interest therein, under the laws of the State of Minnesota vested in the Company or PDE shall not revert or be in any way impaired by reason of the merger. The Company shall, after the Time of Merger, be responsible and liable for all the liabilities and obligations of each of the Company and POE as if the Company had itself incurred the same or contracted therefor, but the liabilities of such corporations, or of their shareholders, directors, or officers, shall not be affected, nor shall the rights of the creditors thereof or of any persons dealing with such corporations or any liens upon the property of such corporations, be impaired by the merger, but such liens shall be limited to the property upon which they were liens immediately prior to the Time of Merger. Any claim existing or ac'..ton or proceeding pending by or against the Company or PDE may be prosecuted to judgment as if such merger had not taken place, or the Company may be proceeded against or substituted in place of POE. Luiluirawavanafta. From tine to time as and when requested by the Company or by its successors or assigns, PDE and its proper officers and directors shall execute and deliver, or cause to be executed and delivered, all deeds and other instruments and shell take or cause to be taken all such other and further actions as the Company, as the surviving corporation, may deem necessary or appropriate in order more fully to vest in and confirm to the Company title to and possession of all the property, rights, privileges, powers and franchisee referred to in Section 5.3. and otherwise to carry out the intent and purposes of this Agreement. hmaamank. The Company and PDE may, by agreement in writing authorized by their respective Boards of Directors, amend this Agreement at any time before or after adoption hereof by the shareholders of either or both, but after any such adoption, no amendment shall be made which substantially changes the terms hereof without the further approval of such shareholders. s • • •

• • 647S a. Termination, The Company may terminate this Agreement by notice to PDS at any time prior to the Time of Merger, whether before or after adoption by the shareholders of the Company and PDS, if a condition to the performance of the Company hereunder shall not be fulfilled at or before the time specified for the fulfillment thereof. PDS may terminate this Agreement by notice to the Company at any time prior to the Time of Merger, whether before or after adoption by the shareholders of the Company end POE, if a condition to the performance of PDS hereunder shell not be fulfilled at or before the time specified for the fulfillment thereof. s Agreement shall be without any further action Thi by the parties hereunder it the terminated Reorganization Agreement is terminated pursuant to and in accordance with Section 12.01 of the Reorganization Agreement. to the Time of Th Mergg e is A r, wh reeme et nt her may before be ter or min aft ate er d aado t any ion time prior shareholders of the Company and PDS, without liability on by the part of either of such corporations or their respective directors, officers or shareholders, by mutual consent in writing of the Company and PDE authorized by their respective Boards of Directors. 9. Notices. All notices and other communications hereunder shall be in writing and ehall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice: A. If to the Company, 750 Florida Avenue South, Minneapolis, Minnesota 55426, Attention: A. J. Porter, with a copy to Dorsey I Whitney, 2200 First Place Place East, Minneapolis, Minnesota 55402, Attention: George P. Flannery; and a. If to POE, c/o Specialty Packaging Products, Inc., 804 Moorefield Park Drive, Richmond, Virginia 23235, Attention: Phillips E. Patton, with a copy to Winston & Strewn, Suite 5000, One First National Plaza, Chicago, Illinois 60603, Attention: Joseph A. Walsh, Jr. • • • • •

Byt Titles President • • • 8476 IN WITNESS WHEREOF, the parties have duly executed this Agree pent end Plan of Merger as of the date first written above. PRODUCT DESIGN a ENGINEERING INC. Byt es Title; President ATTESTS PDS ACQUISITION CO.,.. );a:s_ ATTEST; • • • • •

Not y Public [REAL) lesion expires: ash 9 tilqa (I) mmasmsbassom CMSUWAWAXOIACH wahowl itimiln.geo • • • 64'n STATE OF MINNESOTA ) ) SS. COUNTY OF HENNEPIN ) BE IT REMEMBERED that on this 23rd day of December, 1966, personally came before me, a Notary Public: in and for the County and State aforesaid, A.J. Porter of Product Design 6 Engineering, Inc., a corporation of the State of Minnesota, And he duly executed said Agreement and Plan of Merger before .fle and acknowledged the said Agreement and Plan of Merger to be his act and deed and the act and deed of said Corporation and that the facts stated therein are true. IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid. • • • • •

• • • • • 64'78 STATE OF MINNESOTA ) ) SS. COUNTY OF HENNEPIN ) BE IT REMEMBERED that on this 23rd day of December, 1986, personally came before me, a Notary Public in and for the County and State aforesaid, Phillips E. Patton of POE Acquisition Corp., a Minnesota corporation, and he duly executed said Agreement ind Plan of Merger before me and acknowledged the said Agreement and Plan of Merger to be his act and deed and the act and deed of Said Corporation and that the facts stated therein are true. IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid. (SEAL) My Commission expires' (J4.ivizz-VoN/490 'oar( MAIII0 OV OICH 4 sonnum l l:LS:0= 1490m STATE OF MINNESOTA CEPARTMINT OF MAT! FILED DEC 2 6 1966 tlAad 4‘.0.• swoon • • • • • •

B-1036

State of Minnesota
Office of the Secretary of State

► See instructions on reverse side for completing this form.

Notice of Change of Registered Office -- Registered Agent or Both by

– 0853

Name of Corporation
PRODUCT DESIGN & ENGINEERING, INC

Pursuant to Minnesota Statutes, Section 302A.123, 303.10, or 317.19 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office or agent:

FROM	Agent's Name	(Fill in this box only if you already have an agent. Do not list the corporate name in this box.) NONE			
	Address (No. & Street)				
		City	County	MN	Zip

TO	Agent's Name	C T CORPORATION SYSTEM INC.			
	Address (No. & Street)	(You may not list a P.O. box, but you may list a rural route and box number.) 405 SECOND AVENUE, SOUTH			
		City MINNEAPOLIS	County HENNEPIN	MN	Zip 55401

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3.

This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box: ~~DECEMBER~~ OCTOBER 1, 1992

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

Name of Officer or Other Authorized Agent of Corporation	Signature
JAMES W. BAEHREN	James W. Baehren
Title or Office	**Date**
SECRETARY	DECEMBER 18, 1992

Do not write below this line. For Secretary of State's use only.

Receipt Number	File Date
827260	STATE OF MINNESOTA DEPARTMENT OF STATE FILED FEB 2 1993 Joan Anderson Growe Secretary of State

SC-00014-06 (MINN. - 260 - 7/12/89)

DC - RO (Global)

22404870002

MINNESOTA SECRETARY OF STATE
NOTICE OF CHANGE OF
REGISTERED OFFICE/REGISTERED AGENT

Please read the instructions on the back before completing this form.

1. Entity Name:

   See Attached List

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. **A post office box is not acceptable.**

Street	City	State	Zip Code
100 South Fifth St., Suite 1075	Minneapolis	MN	55402

3. Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):

   If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity's registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

Signature of Authorized Person

Name and Telephone Number of a Contact Person: Marie Hauer (212) 894-8504
please print legibly

Filing Fee: For Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.

Minnesota Nonprofit Corporations: No $35.00 fee is due unless you are adding or removing an agent.

Non-Minnesota Corporations: $50.00.
Make checks payable to Secretary of State **(YOUR CANCELLED CHECK IS YOUR RECEIPT).**

MAIL TO: Secretary of State
Corporate Division
180 State Office Building
100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul, MN 55155-1299
(No walk-in service available at this location for corporate, UCC or notary)

Walk-In service is available at our public counter located in the Minnesota State Retirement System Bldg, 60 Empire Drive, Suite #100, St. Paul, MN 55103.

bus5 Change Of Registered Office/Registered Agent Rev. 8-05

04/10/2007 List of DC Entities for global RO Amendment DTN 22404870002 Page 1 Charter* 222 e Business Name 6K-890 DC 1145 ARGYLE CORPORATION 6H-874 DC 717 HB Minneapolis, Inc. 4Y-1 DC A P Meritor, Inc. 1585630-2 DC AAA Galvanizing of minnesota,Inc. 22G-74 DC Accurate Contracting, Inc. 50-207 DC ACN Group, Inc. 95-697 DC ACRO Business Finance Corp. 6H-932 DC ACT Teleconferencing Services, Inc. 8L-987 DC ACT VideoConferencing Inc. 389-AA DC ADM Milling Co. 1359944-2 DC Advance Digital Concepts Inc. 102-107 DC Advanced Component Technologies, Inc. 2214228-2 DC Advanced Home Services Inc. 4B-808 DC Advanced Respiratory, Inc. 12A-113 DC Advanced Specialized Technologies, Inc. 1950546-2 DC Advantix Corporation 4N-920 DC AEGON Financial Services Group, Inc. 2203446-2 DC AFC of Minnesota Corporation 228-AA DC Aggregate Industries - North Central Region, Inc. 11X-798 DC Aggregate Industries Land Company, Inc. 1219221-4 DC Ainsworth Corp. 1914336-2 DC AJ's Sales & Service Inc. 1327738-2 DC Alan deJesus, Inc. 7P-821 DC ALBERT LEA NEWSPAPERS, INC. 120-363 DC Aldi Inc. (Minnesota) 10/-447 DC Alias, Inc. 6A-470 DC ALL AMERICAN SEMICONDUCTOR OF MINNESOTA, INC. 7W-9D7 DC ALLAN WEST CONSULTING, Inc. 1823145-2 DC Allied Pharmacy Cooperative 4U-1005 DC ALMO DISTRIBUTING MINNESOTA, INC. 648-AA DC Ambassador West Apartments, Inc. 8R-325 DC AMERIC DISC U.S.A. - MINNESOTA INC. 2213010-4 DC America's Agricultural Workforce Cooperative 1-495 DC American Uniform Co. 2042928-2 DC AnA English Worldwide Co. 9W-156 DC Antique Auto Restoration, Inc. 10-109 DC Applied Fluid Power, Inc. 11E-53 DC Art 'N Soul of Minnesota, Inc. 9Q-453 DC Associated Material Handling (Minnesota), Inc. 2159881-2 DC Assured Performance Cooperative 123-184 DC Atlas Cold Storage USA InC. 10J-498 DC ATM Management Services, Inc. 7P-820 DC AUSTIN NEWSPAPERS, INC. 8K-106 DC AUTOMATIC GARAGE DOOR AND FIREPLACES INC. 1359954-2 DC Baldwin Financial Corporation 7P-639 DC BANCNORTH INVESTMENT GROUP, INC. 1864993-2 DC Bannecker Design & Manufacturing Cooperative 8A-440 DC Banta Direct Marketing, Inc. 111-776 DC Banta Finance Corporation 1053702-2 DC Barge Channel Road Company 726-AA DC Bay State Milling Company 1523559-2 DC Bear Steams Residential Mortgage Corporation - Mi T-500 DC Bell Industries, Inc. 2090039-8 DC Benchmark Hospitality of Minnesota, Inc. Q-302 DC Beneficial Loan & Thrift Co. 8Y-610 DC BENEFIT INFORMATION SERVICES, INC. 3F-507 DC Benson-Quinn Commodities, Inc. 6Y-386 DC Best Vendors Management Company, Inc. Charter, Type Business same 11K-975 DC bi-pro Marketing U.S.A. Limited, Inc. 2213010-2 DC Bio Security COOperative of America 1865632-2 DC BKP HOLDINGS INC. 1125711-2 DC BlackRidge Financial, Inc. 2094517-2 DC Blue Water Home Design Studio Inc. 3F-273 DC Heart Longyear International Holdings, Inc. 7H-845 DC BOMBARDIER CAPITAL RAIL INC. 1509795-2 DC Bombay Vegan Inc. 2200881-7 DC Book Warehouse of Medford, Minnesota, Inc. 2196028-2 DC Border States Electric Supply of Minnesota, Inc. 1R-866 DC BounceBackTechnologies.com , Inc. 1F-666 DC Braes Company 42-705 DC BROWN & BIGELOW, INC. 2D-274 DC Burckbardt Asset Subsidiary, Inc. 118-4 DC BURKE GROUP MINNESOTA INC. G-802 DC Burns Manufacturing Company 92-246 DC Burnsville Sanitary Landfill, Inc. 26628-AA DC Butler Brothers 6W-71 DC Cajian Bell, Inc. 1056538-2 DC Camden Culinary, Inc. 10E-114 DC Campoco, Inc. 20-900 DC Canaccord Capital Corporation (USA), Inc 5P-445 DC Cannon Technologies, Inc. 112-344 DC Carbon Collaborative, Inc. 70-22 DC Caribou Coffee Company, Inc. 11C-880 DC Caritas Technologies, Inc. • 2223154-2 DC Carnegie Funding Inc. 7Z-27 DC CCT - Mall of America I, Incorporated 2R-96 DC CenterTherapy, Inc. N-804 DC Central Roofing Company 2088666-3 DC Century Park Pictures Corporation W-502 DC CenturyTel of Minnesota, Inc. 1957147-2 DC Cerealogy Incorporated 5K-937 DC Certified Power, Inc. 9Y-141 DC Certiport, Inc. 3H-679 DC CF Companies, Inc. 1101482-2 DC CO Applied Economic Analysis, Inc. 6C-248 DC Champps Operating Corporation 12J-917 DC Charlie's Clean Cars, Inc. 4V-1085 DC Checker Flag Parts, Inc. 5C-507 DC Chez Systems, Inc. 7V-686 DC Cirrus Aircraft Corporation 6P-396 DC CitiFinancial Auto, Ltd. 8-588 DC CitiFinancial Services, Inc. 1M-827 DC Clariant Life Science Molecules (America) Inc. 8P-493 DC Clark E. Johnson, Jr., Limited 2W-950 DC Cliffs Biwabik Ore Corporation 4D-606 DC Comcast MO of Burnsville/Eagan, Inc. 5G-984 DC Comcast MO of Minnesota, Inc. 4C-370 DC Comcast MO of Quad Cities, Inc. 4D-611 DC Comcast MO of the North Suburbs, Inc. 4H-491 DC Comcast of St. Paul, Inc. 7S-753 DC Comcast Phone of Minnesota, Inc. 2P-1011 DC Comfort Systems USA (Twin Cities), Inc. 2G-319 DC CompuCom IT Solutions, Inc. J-554 DC Contel of Minnesota, Inc. 6-AA DC Continental Machines, Inc. 2135575-2 DC CooperationWorks!

04/10/2007 List of DC Entities for global RO Amendment DTN 22404870002 Page 2 Martell Type Business Nano U-374 DC CORDS BANKSHARES, INC. 4D-182 DC CRYSTEEL INTERNATIONAL MARKETING, LTD. 1Q-665 DC Cryateel Manufacturing, Inc. 7B-919 DC CSI Staff, Incorporated 6K-435 DC Culligan Store Solutions, Inc. 81-67 DC D & K OF MINNESOTA, INC. 5N-197 DC DACCO/DETROIT OF MINNESOTA, INC. 2C-150 DC Dakota Barge Service, Inc. 30-777 DC Dalson Foods Inc. 6W-38 DC Dan & Jerry's Greenhouses, Inc. 5/-548 DC Dan's Prize, Inc. 8C-326 DC Danbury Printing & Litho, Inc. 1944929-2 DC Dart Acquisition Corp. 26395-AA DC DCCO Inc. 1F-1 DC Dee-Co Holdings, Inc. 838830-2 DC Definity Health of New York, Inc. 4P-32 DC DELTA INTERNATIONAL MACHINERY CORP 1364040-3 DC Deluxe Enterprise Operations, Inc. 2049525-2 DC Deluxe Johnson Corporation, Inc. 1364040-2 DC Deluxe Manufacturing Operations, Inc. 1364040-4 DC Deluxe Small Business Sales, Inc. 6H-580 DC Designer Doors Incorporated 2G-431 DC Detector Electronics Corporation 1325818-4 DC DOI Holding Corp. 3Q-392 DC Discount Tire Company of Minnesota, Inc. 12K-835 DC Diversified Web Systems, Inc. 7H-889 DC DLR Group inc. F-133 DC DoALL Industrial Supply Corp. 70-542 DC DPW Publishing, Inc. 111-837 DC DRI-STEEM Corporation 26591-AA DC Duluth, Winnipeg and Pacific Railway Company 1925649-2 DC Dutch Holdings, Inc. 1Z-225 DC Dyco Petroleum Corporation 65-768 DC 13-Z-Dock Inc. N-541 DC E. F. Johnson Company 9K-432 DC ECA Marketing, Inc. 1438285-8 DC EFS Inc. 10P-820 DC eFunds Global Holdings Corporation 9U-353 DC eFUNDS OVERSEAS, INC. 798728-2 DC Egmond Associates Ltd 2X-1013 DC Elk River Landfill, Inc. 8X-I47 DC Elna International Corporation 10131355-5 DC Emerald Express, Inc. ION-822 DC Empi Corp. 38-418 DC Empi, Inc. 12G-177 DC Encore Software, Inc. 3S-966 DC Engineering Repro Systems, Inc. 9F-218 DC ENNUIGO, INC. 51-195 DC Enterprise Leasing Company 10K-495 DC EquiFirst Mortgage Corporation of Minnesota 8J-446 DC Equity One, Inc. 5K-369 DC Eschelon Telecom of Minnesota, Inc. 9V-110 DC Evolvable Corporation 10C-921 DC Express Payday Loans, Inc. 1201759-2 DC Express Plumbers Inc. 1336693-2 DC Fabrique Horlogerie Internationale, Inc. 110-500 DC Face Fire Inc. 1950290-4 DC Fairview Road Company Charters Type Business Name 8M-255 DC Faithfulx0ould, Inc. 611-AA DC Federal Cartridge Company 7P-822 DC FERGUS FALLS NEWSPAPERS, INC. 10N-517 DC Fieldwork Minneapolis, Inc. 4L-581 DC FILTRA TECH SYSTEMS, INC. 11M-969 DC First Choice Bancorp 12L-486 DC First NLC, Inc. 6Y-975 DC First Protection Company 3J-929 DC First Protection Corporation 5F-1077 DC First Team Sports, Inc. 101-617 DC Flair Flexible Packaging Corp. (USA) 12-718 DC Flavorite Laboratories, Inc. 11T-776 DC Fortran Traffic Systems, Inc. 50-51 DC FORUM BIG SAND LAKE CO. 6Z-122 DC FRONTIER COMMUNICATIONS OF MINNESOTA, INC. 1447265-2 DC FRUITFUL BOUGH, INC. 0-800 DC Fullerton Properties, Inc. 6F-260 DC Future Dreams Inc. 1Y-621 DC G. M. Stewart Lumber Company, Inc. 1972954-2 DC G.Howard Inc. 7T-922 DC G.J. Hartman Corporation 4U-578 DC OAITERY PHYSICAL THERAPY CENTER, INC. 677E145-2 DC Gallop Technologies, Inc 6W-906 DC GAME FINANCIAL CORPORATION 5W-606 DC Gamestop, Inc. 12G-73 DC GCM %press Inc. 813-725 DC GDM Software Inc 12J-945 DC GE Osmonics, Inc. 1771163-3 DC GEM Wellness Products & Services Inc. 12G-101 DC Gemini Partners, Inc. 740072-3 DC Gen-ID Lab Services, Inc 11D-407 DC Geneon Entertainment (USA) Inc 7F-127 DC GenOx Corporation 1725094-2 DC Glenn Taylor & Associates, Inc. 740282-3 DC gOhman sales corporation 1W-224 DC Granite City Ready Mix, Inc. 8S-396 DC Grede-St. Cloud, Inc. 2E-483 DC Green Giant International, Inc. 12C-372 DC H I. H Partners Inc. 582-AA DC H.D. HUDSON MANUFALiuRING COMPANY 6T-578 DC H/C, Inc. 1273-AA DC Hallett Construction Company 26719-AA DC Hanson Pipe & Products Minnesota, Inc. 1421150-5 DC Hanson Pipe & Products Ohio, Inc. X-625 DC Hanson Structural Precast Midwest, Inc. 9S-281 DC Harsco Minnesota Corporation 10E-108 DC Harsco Technologies Corporation 80-278 DC Heartland Automotive Services, Inc. 4M-925 DC Helix Energy Solutions Group, Inc. 6K-376 DC HERZOG ENVIRONMENTAL, INC. 9W-414 DC Hespeler Hockey Holding, Inc. 7V-633 DC HFTA FOURTH CORPORATION 30-278 DC Hibbing Taconite Holding Inc. 2005515-2 DC HILL TOP INN MOTEL, INC. 5A-371 DC Hogenson Construction of North Dakota, Inc. 81-150 DC Home Savings Bancorp. 9S-759 DC Hormel Financial Services Corporation 4J-397 DC HOTLINE PRODUCTS, INC.

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002 Page 3 Charter* Type Business Mane 4D-465 DC Hubbard Broadcasting, Inc. 657581-2 DC HWC, Inc. 101-548 DC Iceberg Acquisition, Inc. 41-499 DC In Home Health, Inc. 11F-711 DC inergo corporation 8J-729 DC Infrared Solutions, Inc. 4W-892 DC Instantwhip-minneapolis, Inc. ' 110-394 DC Institute For Complementary & Alternative Medicine 991713-2 DC Insurance Intermediaries Inc. 9R-965 DC Integra Telecom of Minnesota, Inc. 1265025-2 DC Integrated Media Cooperative 1P-254 DC International Electra Exchange Corporation 3672-AA DC Iowa Holding Company 12K-17 DC Iron Berries Inc 70-776 DC Irresistible Ink, Inc. 5-467 DC Island Inn Company 12J-515 DC /STATE TRUCK, INC. 7D-547 DC J. Griffin & Associates, Inc. 120-224 DC Jennie-0 Turkey Store International, Inc. M-177 DC Jennie-0 Turkey Store, Inc. 1852321-2 DC JOHN F. TORT/ ARCHITECTURAL CORPORATION 1955897-2 DC Jordan Motorworks Inc 1354665-2 DC Kaboban Corporation 11T-778 DC Katadyn North America, Inc. 3K-108 DC KBL Cablesystems of Minneapolis, Inc. 3N-814 DC KBL Cablesyetems of the Southwest, Inc. 95-082 DC Kensington Cottages Corporation of America 8W-317 DC Kenzercorp of Minnesota, Inc. 5E-483 DC Keystone Retaining Wall Systems, Inc. 10J-164 DC KIR Minnetonka 552, Inc. .. 8F-992 DC KMF, Inc. 7E-119 DC KMK DUNKA, INC. 1J-1103 DC Knife River Corporation - North Central 3V-472 DC Host, Inc. 813-20 DC KRUSE PAVING, INC. 5M-183 DC KSAX-TV, Inc. 1290234-2 DC Lakes Chiropractic Clinic Inc. 6X-926 DC Lallemand Specialties, Inc. G-1125 DC Lambert Transfer Company 11H-244 DC Lancaster Laboratories, Inc. 5P-196 DC Landmark Contract Management, Inc. 1011-719 DC Landry•s Seafood House - Minnesota, Inc. 1291161-2 DC LastCallpos, Inc. G-874 DC LB Real Properties, Inc. 2031700-2 DC Lehat Financial Corp. 120-414 DC Lettek Company 1T-927 DC Life Uniform Company of Minnesota 1841736-2 DC Lilbuddy Corporation 9C-610 DC LION HYDRAULICS INC. 9R-928 DC LISA MUELLER INC., INTERNATIONAL 2131851-2 DC Lithia of Minnesota, Inc. 7N-301 DC LONE STAR STEAKHOUSE & SALOON OF MINNESOTA, INC. 1N-929 DC LSI Corporation of America, Inc. 105-54 DC Macquarie Office (US) No 2 Corporation 1197776-3 DC Major League Merger Corporation 11P-435 DC Marathon Dairy Investment Corp. 7X-781 DC MARCUS NORTHSTAR, INC. 12M-265 DC Mark David Real Estate Services Inc. CharterM Type Business Name 48-346 DC MARSHALLS OF RICHFIELD, MN., INC. 1364040-5 DC McBee Systems OhiO, Inc. 6L-438 DC McNeilus dompanies, Inc. 60-58 DC McNeilus Financial Services, Inc. 1W-235 DC McNeilus Truck and Manufacturing, Inc. 4T-936 DC MEDALLION CABINETRY, INC. 7T-518 DC Medallion Capital, Inc. 2-288 DC Medical Arts Press, Inc. 50-587 DC Medtronic Asia, Ltd. 1U-997 DC Medtronic Bio-Medicus, Inc. 55-407 nc Medtronic China, Ltd. 8U-248 DC Medtronic International Technology, Inc. 6W-521 DC Medtronic International Trading, Inc. 5S-919 DC Medtronic Latin America, Inc. 1255969-4 DC Medtronic Pacific Trading, Inc. 8H-898 DC Medtronic Treasury International, Inc. 8H-900 DC Medtronic Treasury Management, Inc. 4R-233 DC Medtronic USA, Inc. 2N-808 DC Medtronic World Trade Corporation 1R-17 DC Meggitt Defense Systems Caswell, Inc. 8F-55 DC METCO HOLDINGS, INCORPORATED 2219961-2 DC MIC Holdings, Inc. 2125905-2 DC Micro Craft Inc. K-51 DC Mid-Continent Lumber Dealers Supply, Inc. 2035792-5 DC Mideountry Mortgage Investments, Inc. 1615174-2 DC Midwest Comic Book Association Inc. 11X-211 DC Midwest Dental, Inc. 1788189-4 DC MIDWEST EQUITY CONSULTANTS, INC. 11M-148 DC MIDWEST INSURANCE SALES INC. 2D-1037 DC Midwest of Cannon Falls, Inc. D-688 DC Miller & Holmes, Inc. 51-827 DC MINNEAPOLIS MOTEL ENTERPRISES, INC. 5U-486 DC Minnesota Cable Properties, Inc. 1549183-2 DC Minnesota Early Autism Project, Inc. 8A-412 DC Minnesota Harbor Service, Inc. 813-445 DC Minnesota Lawn Maintenance, Inc. 1121867-2 DC Minnesota Linked Bingo Inc. 2200615-2 DC minnesota outboard corporation 12Q-166 DC Minnesota Pallet Company, Inc. 7Q-43 DC MINNESOTA PUBLISHERS, INC. 1972963-2 DC Minnesota Specialty Finance, Inc. 30298-AA DC Minnesota, Dakota & Western Railway Company E-998 DC Mittal Steel USA-Ontario Iron Inc. 1Q-751 DC MLT Inc. 2A-616 DC Monarch industries, Inc. 8E-997 DC Morgan Stanley Credit Corporation of Minnesota 10-34 DC Motel Sleepers. Inc. 118-243 DC MR&E Inc. 1H-1027 DC Mueller Sales Corp. 550-AA DC MUTUAL SERVICE LIFE INSURANCE COMPANY 4Q-82 DC National Benefit Resources, Inc. 7G-253 DC National Surgical Assistants Association, Inc. 6U-553 DC Navarre Biomedical, Ltd. 1364040-6 DC NESS Payroll Services, Inc. 2223110-2 DC Nelson Financial Corporation 7V-309 DC NEO Corporation 8Q-979 DC NES MINNESOTA, INC. 1240937-2 DC NETECHNICA Inc.

04/10/2007 List of DC Entities for Global RO Amendment DIN 22404070002 Page 4 Charter* Type Business Name 11R-352 DC NetPass Systems, Inc. 9J-11 DC NetSelector, Inc. 6A-195 DC Neve. Inc. 6T-474 DC New Money Express, Inc. 7J-237 DC New Perspective of Minnesota, Inc. 035119-10 DC Newman Technology Partners, Inc. 9P-321 DC Nighthawk Transport, Incorporated 2K-228 DC Norstan Communications, Inc. 31-1050 DC Norstan Financial Services, Inc. 9P-189 DC Norstan International, Inc. X-1183 DC Norstan, Inc. 5F-353 DC Norte' Cable Corporation 952274-3 DC NORTH AMERICAN TITLE COMPANY 2017288-4 DC North Industrial Road Company 4L-861 DC North Star Concrete Group, Inc. 2G-569 DC North Star Ice, Inc. 71-400 DC Northern Healthcare, Inc. 6Y-78 DC NORTHERN SUPPLY COMPANY, INC. 10-1169 DC NORTHSTAR MATERIALS, INC. A-517 DC Northwest Airlines, Inc. 9A-646 DC NovaCare Rehabilitation, Inc. 4F-1154 DC NUGGET DRILLING CORPORATION 11W-853 DC NutriVision, Inc. 7N-922 DC Nuveen Arizona Premium Income Municipal Fund, Inc. 6U-587 DC Nuveen California Investment Quality Municipal Fun 60-119 DC Nuveen California Municipal Market Opportunity Fun 5 4 0-274 DC Nuveen California Municipal Value Fund, Inc. ' 6L-326 DC Nuveen California Performance Plus Municipal Fund, 7C-755 DC Nuveen California Quality Income Municipal Fund, I 6Z-691 DC Nuveen California Select Quality Municipal Fund, I 7J-486 DC Nuveen Insured California Premium Income Municipal 7R-176 DC Nuveen Insured California Premium Income Municipal 7C-756 DC Nuveen Insured Municipal Opportunity Fund, Inc. 7J-487 DC Nuveen Insured New York Premium Income Municipal P 6V-328 DC Nuveen Insured Quality Municipal Fund, Inc. 60-120 DC Nuveen Investment Quality Municipal Fund, Inc. 7N-323 DC Nuveen Michigan Premium Income Municipal Fund, Inc 7C-757 DC Nuveen Michigan Quality Income Municipal Fund, Inc 6L-992 DC Nuveen Municipal Advantage Fund, Inc. 5V-912 DC Nuveen Municipal Income Fund, Inc. 60-121 DC Nuveen Municipal Market Opportunity Fund, Inc. 5N-667 DC Nuveen Municipal Value Fund, Inc. 6W-692 DC Nuveen New Jersey Investment Quality Municipal Fun 7N-324 DC Nuveen New Jersey Premium Income Municipal Fund, I 6U-586 DC Nuveen New York Investment Quality Municipal Fund, 50-275 DC Nuveen New York Municipal Value Fund, Inc. 6L-327 DC Nuveen New York Performance Plus Municipal Fund, I 7C-759 DC Nuveen New York Quality Income Municipal Fund, Inc 62-692 DC Nuveen New York Select Quality Municipal Fund, Inc 7C-760 DC Nuveen Ohio Quality Income Municipal Fund, Inc. 6H-429 DC Nuveen Performance Plus Municipal Fund, Inc. 7F-170 DC Nuveen Premier Insured Municipal Income Fund, Inc. 7C-761 DC Nuveen Premier Municipal Income Fund, Inc. 7F-169 DC Nuveen Premium Income Municipal Fund 2, Inc. 7R-170 DC Nuveen Premium income Municipal Fund 4, Inc. 5X-310 DC Nuveen Premium income Municipal Fund, Inc. 6X-691 DC Nuveen Quality Income Municipal Fund, Inc. 6X-692 DC Nuveen Select Quality Municipal Fund, Inc. Charter* Type Business Name 21-607 DC Octagon Risk Services, Inc. 2109202-2 DC Olson Brothers Distributing, Inc. 111-250 DC Omni Workspace Company 6A-300 DC On Time Delivery Service, Inc. 2L-874 DC Ontario Eveleth Company 2L-B00 DC Ontario Hibbing Company 1196367-2 DC Orlin Research, Inc. 7C-899 DC ORR-SCHELEN-MAYERON & ASSOCIATES, INC. 3A-463 DC Orrin Thompson Construction Company 4M-65 DC ORRIN THOMPSON HOMES CORP. 10A-543 DC Oshkosh/McNeilus Financial Services Inc. 5H-893 DC OTTER TAIL VALLEY RAILROAD COMPANY, INC. 1560402-2 DC PAN-MOR INC. 8M-289 DC Party America Franchising, Inc. 10C-6 DC Parvest, Inc. 1527241-2 DC Paul Bunyan Tools, Inc. 783516-2 DC Paul Weitz DUN, PSC 9N-663 DC Pen Rite Systems, Inc: 11G-919 DC Pet Services of Minnesota, 5Y-266 DC Peterson Demolition, Inc. 9W-503 DC PhytoLabs, Inc. 5F-522 DC Pickands Hibbing Corporation 48-707 DC Planmark, Inc. 924220-2 DC Plantavit Cooperative 10T-31 DC PlantFloor.com , Incorporated 60-17 DC PLASMA COATINGS OF MN INC. 11T-304 DC Platco Inc. 3S-7S0 DC PP AP Printing, Inc. 1P-528 DC Preferred Products, Inc. 4P-440 DC PRIMEVEST Financial Services, Inc. 7P-410 DC Prism Strategic Services, Inc. 1858660-2 DC PRO HOME WORKS, INC. 0-1036 DC Product Design & Engineering, Inc. F-724 DC Professional Services Group, Inc. 6D-240 DC Protective Coatings Technology, Inc. 1943577-2 DC Provident Waste Solutions, Inc. 12P-641 DC ProviNet Corporation 7G-884 DC PROXIMITY CONTROLS CORP. 8Q-375 DC PTI Communications of Minnesota, Inc. 12Q-300 DC Quantrell Cadillac, Inc. 10R-743 DC Quartz Surface Supplies, Inc. 8C-826 DC Rainforest Cafe, Inc. 10A-234 DC RAY PETERSON CONSULTING, INC. 28-463 DC Re-Cy-Co, Inc. COOP-3761 DC Recreational Equipment, Inc. 9W-162 DC RecruitUSA Inc. 9C-609 DC RED LION INC. 45-751 DC Red Rock of Minnesota, Inc. 31-1140 DC Redmond Products, Inc. 11T-856 DC Relativity Studio, Inc. 1256199-2 DC Reliance Capital Corporation 3Z-1007 DC ReliaStar Investment Research, Inc. 9V-572 DC ReliaStar Payroll Agent, Inc. 10E-439 DC REM ARROWHEAD, INC. 3Y-546 DC REM Central Lakes Inc. 20-574 DC REM Consulting & Services, Inc. 6B-752 DC REM Health, Inc. 2M-309 DC REM Heartland, Inc.

04/10/2007 List of DC Entities for Global BO Amendment DTN 22404870002 Page 5 Charter* Type Business Name 4V-196 DC REM Hennepin, Inc. 9N-383 DC REM Home Health, Inc. 6X-824 DC REM Management, Inc. 9R-94 DC REM Minnesota Community Services, Inc. 6N-354 DC REM Minnesota, InC. 9X-102 DC REM North Star, Inc. 50-246 DC REM Ramsey, Inc. ..6M-347 DC REM River Bluffs, Inc. 4V-528 DC REM South Central Services, Inc. 3R-467 DC REM Southwest Services, Inc. 81-635 DC REM Woodvale, Inc. 3X-322 DC REM, Inc. 108-951 DC Rice Farm Supply, Inc. 5G-671 DC RIDGEDALE PRINTS PLUS, INC. 983954-3 DC Right Click Technologies Incorporated 11Q-818 DC Rise to Fame Inc. 1T-474 DC Risk Planners, Inc. 4N-316 DC Ritrama, Inc. 1468701-2 DC Riza Technologies INC. 55-987 DC Rogers Benefit Group, Inc. 3N-166 DC Rosco Manufacturing Company Q-487 DC Rosemount Inc. Y-702 DC Sanford Associates, Inc. 1467757-2 DC SCC Holding Corporation 90-920 DC Schreiber Technologies, Inc. 121-911 DC Schwan's Global Consumer Brands, Inc. 121-913 DC Schwan's Global Food Service, Inc. 1251236-6 DC Schwan's Global Home Service, Inc. 12L-841 DC Schwan's Global Supply Chain, Inc. 121-915 DC Schwan's Research and Development, Inc. 120-989 DC Schwan's Sales Enterprises, Inc. F-797 DC Scott-Rice Telephone Co. 21-166 DC Sealy of Minnesota, Inc. 1623418-2 DC Shebec Mobile Solutions Inc. 1532147-2 DC Shivasai Global Technologies Inc 10S-379 DC Shultz & Associates, Ltd. 2111638-2 DC Sierra Vista Natural Foods Cooperative 980010-2 DC Silestone & Marble Distribution Services West Coos 2183145-2 DC SILVER STATE FINANCIAL SERVICES OP MINNESOTA, INC. 699372-3 DC Simply Perches, Incorporated 8M-497 DC Sine Qua Non, Incorporated 1449866-2 DC Skippy Transportation inc 100-571 DC Skyway Printing & Copying Inc. 4R-1173 DC SMCA, Inc. 11E-992 DC SoftLink Solutions, Inc. 6L-316 DC Sontra Medical Corporation 10Z-560 DC Sopheon Corporation 51-862 DC Southern Minnesota Construction Company, Inc. 8S-770 DC SOUTHERN MINNESOTA SHOPPERS, INC. 1836923-2 DC Sportsman's Recipes, Inc. 5R-264 DC Spruce Ridge, Inc. 1Z-594 DC St. Cloud Surgical Center, Inc. 2189459-2 DC STAMM & LARSON INCORPORATED 1C-445 DC Stearns Inc. 1V-871 DC Stevens Van Lines, Inc. 549-AA DC STOCEBRIDGE INSURANCE COMPANY 9Y-436 DC Stone Suppliers, Inc. 12K-113 DC Stone Systems & Services, Inc. Charter* Type Business Name 800473-4 DC Stone Systems of the Bay Area, Inc. V-645 DC Straus Knitting Mills, Inc. 118-827 DC Street Eats Limited 789804-2 DC Stringer Business Systems, Inc. 8C-377 DC Sunnyside, Inc. 8K-515 DC Sunrise Publications, Inc. 1196358-2 DC Sunsoft Consulting Inc. 12A-487 DC SuperShuttle of Minnesota, inc. 2139622-2 DC SUPERVALU India, Inc. 4X-214 DC SUPERVALU Pharmacies, Inc. 2139622-3 DC SUPERVALU Services USA, Inc. 7C-793 DC Supervalu Transportation, Inc. 4G-227 DC Surgicare of Minneapolis, Inc. 1369501-2 DC Susan Meech, Inc. 1818187-2 DC Swanson Property and Realty, Inc. 1121424-4 DC Sweet Endeavor Inc. 26671-AA DC Syracuse Mining Company 1761626-4 DC TAMARACK MATERIALS NORTHLAND, INC. 3W-799 DC Tamarack Materials, Inc. 1461058-2 DC TCF International Operations, Inc. 10G-141 DC TCF Investments Management, Inc. SY-476 DC TCI Cablevision of Minnesota, Inc. 1145272-2 DC TCIC, INC. 128-352 DC Technology Savings Group, Inc. 2139230-2 DC Templeton Funds Annuity Company 18-182 DC Temroc Metals, Inc. 5K-62 DC Tescom Corporation 12A-420 DC The Firebaugh Group, inc. 4M-383 DC The HoneyBaked Ham Company 11L-595 DC The Kenna Group Corporation 4Q-68 DC THE KOSKOVICH COMPANY, INC. 3F-333 DC The Miller Publishing Company, Inc. 11P-181 DC The News Room Inc. 10Q-468 DC The Noodle Shop, Co. - Minnesota, Inc. 48-1023 DC THE PRESS OF OH/O, INC. 121-912 DC The Schwan Food Company 2Y-349 DC The Sportsman's Guide, Inc. 1R-698 DC The Waukon Corporation 5B-554 DC ThorWorks Industries, Inc. 2118022-2 DC Tig-co, Inc. 11F-483 DC Tigerquote.com Insurance Agency of Minnesota, Inc. 544080-2 DC TACK ASSOCIATES, INC. 560410-4 DC Toll MN GP Corp. 1254089-2 DC Total Care Pharmacy, Inc. 5N-591 DC Total In-Store Merchandising Enterprises, Inc. 2N-1048 DC Tower Systems, Inc. 1510327-2 DC TPB, Inc. 111-489 , DC TRANSAMERICA RETIREMENT MANAGEMENT, INC. 6D-697 DC Transworld Network, Corp. 1C-955 DC Triad Investments, Inc. 1889991-2 DC Triple J C Inc. 1M-1074 DC TTM Advanced Circuits, Inc. 9M-494 DC Tutronics Corporation 1U-909 DC U-Haul Co. of Minnesota 5M-225 DC ULTRA PAC, INC- 5X-916 DC ULTRA PURE SYSTEMS, INC. 2M-698 DC United HealthCare Services, Inc. 1J-780 DC United Steel Products Company, Inc.

• r. 04/10/2007 List of DC Entities for Global RO Amendment DT/4 22404870002 Chaster* Type Business same 2x-616 DC UnitedNealth Group Incorporated Charteri Type Bus/nein' Page 6 Name 5D-113 DC VADEKO U.S.A. INC. 11F-226 DC Valspar Credit Corporation 11N-582 DC Valspar Sourcing, Inc. 6S-663 DC Valu Ventures, Inc. 2T-24 DC VAN BLOW, INC. 2W-979 DC Vans of Minnesota, Inc. 4K-74 DC Varsity Spirit Fashions & Supplies, Inc. 1494519-2 DC Venn Software Solutions Inc. 4Z-319 DC Veolia ES Rolling Hills Landfill, Inc. 12A-804 DC Veolia ES Vasko Rubbish Removal, Inc. 31-535 DC Veolia ES Vasko Solid Waste, Inc. 1792666-2 DC Verista Imaging, Inc. 4P-346 DC Verso Technologies, Inc. 6W-662 DC VHG, INC. 11D-555 DC Vibes Technologies, Inc. 1296728-2 DC Video Chat Systems Inc. 21-1138 DC Viking Materials, Inc. 7L-758 DC Voyageur Disposal Processing, Inc. 10G-623 DC W.J. Clark & Company, Inc. 9W-498 DC Wasatch Funds, Inc. 1W-613 DC Waste Management of Minnesota, Inc. 141-AA DC Waterous Company 11J-634 DC Watershed Gutters, Inc. 5A-256 DC WAYZATA PHYSICAL THERAPY CENTER, INC. 3W-975 DC Web.com , Inc. 3X-954 DC West Materials, Inc. 60-86 DC West Suburban Health Partners, Inc. 1644466-2 DC Widen Real Estate Properties Inc. 3T-26 DC Willis of Minnesota, Inc. 2-AA DC Wilton Reassurance Company 1-553 DC Woodlake Sanitary Service, Inc. 4T-750 DC Wound Care Centers, Inc. 10T-54 DC writeWright, Inc. 11L-545 DC WRS Inc. 9U-946 DC XPERTECH SOLUTIONS INC. 1996011-2 DC Zimmerman Adjusting Inc. STATE OF MINETA DEPARTIMENT N OFSW SO E FILED APR 10 20071 gi\A 2=riittite

D C - C/N RD ME41Il 0004 11 MINNESOTA SECRETARY OF STATE AMENDMENT OF ARTICLES OF INCORPORATION / 44:s READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM. Type or print In black ink. There Is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Inccrporation". Return Completed Amendment Form and Fee to the address listed on the bottom of the form. CORPORATE NAME: (List the name of the company prior to any desired name change) Product Design & Engineering. Inc. This amendment is effective on the day it is filed with the Secretary of State, unless you indicate anotl er date, no later than 30 days after filing with the Secretary of State. August 1, 2007 Format (mmtild/yyyy) The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which artIcie(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ,) ARTICLE I The name of the corporation is: Rexam Product Design & Engineering Inc. The address of Its registered office in the State of Minnesota is 590 Park Street. Suite 6, St. Paul, Minnesota. The name of its registered agent at such address is: National Registered Agents, Inc. 55103 This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify hat I am authorized to execute this amendment and I further certify that I understand that by signing this amendment. I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath. (-7(. -1)k oko (Signature cf Af uthorized Person) Name and telephone number of contact person: Peggy Harrington (704) 551-1535 Please print legibly STATE OF MINNESOTA DEPARTMENT OF STATE If you have any questions please contact the Secretary of State's office at (651)296-2803. FILED RETURN TO: Secretary of State, Business Services Division 100 State Office Bldg.. 100 Rev. Dr. Martin Luther King Jr. Blvd St. Paul. MN 55155-1299.1651)296-2803 -7/Catkr ralpaz Make Check Payable to the "Secretary of State". Your cancelled Check is your receipt. Ramp, State All of the information on this torm public and required in order to process this nting. nadure to provide theTE information will prevent the Office from approving or further processing this filing. The Secretary of State's Office does not discriminate on the basis of race, creed, color, sex, sexual o.ientalion, national origin, age, marital status, disability, religion, reliance on public assistance. or political opinions or affitations in employment or the provision of services. This document can be made available in alternative formats, such as large print. Braille or audio tape, by calling (651)296-2803Noice. For TTY communication, contact the Minnesota Relay Sevice at 1-800-627- 3529 and ask them to place a call to (651)296-2803. arw.o-os JUL 2 010011

Office of the Minnesota Secretary of State Notice of Change of Registered Office/Registered Agent Minnesota Statutes, 5.36 ORGANIZATION NAME: Rexam Product Design & Engineering, Inc. REGISTERED OFFICE OR AGENT CHANGES: Name Address: National Registered Agents, Inc. 100 South 5th Street, Suite 1075 Mpls MN 55402 If the business entity has changed their agent or the registered office address, this change was authorized by a resolution approved by the affirmative vote of a majority of the governing body of the business entity as required by Section 5.36, Subd. 3. If the agent has changed their name or their address, then a copy of the change has been sent to the business entity or their legal representative as required by Section 5.36, Subd. 5. In compliance with Section 5.36, the address of the registered office and the address of the business office of the registered agent(s) are identical. By typing my name, I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. 1 further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document 1 am subject to the penalties of perjury as set forth in Section 609.48 as If I had signed this document under oath. SIGNED BY: Kathleen Fritz EMAIL FOR OFFICIAL NOTICES: None Provided Agricultural Status: Does this entity own, lease or have any financial interest in agricultural land or land capable of being farmed? N

OS a. 1. As Work Item 661430528903 Original File Number 0-1036 STATE OF MINNESOTA OFFICE OF THE SECRETARY OF STATE FILED 03/19/2013 11:59 PM 2ea-pt 7edes Mark Ritchie Secretary of State

D C 11091191 ot atdateS5 ARTICLES OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF REXAM PRODUCT DESIGN AND ENGINEERING INC. (Pursuant to Section 139 of the Minnesota Business Corporation Act) Rexam Product Design and Engineering Inc., a corporation duly organized and existing under the Delaware Minnesota Business Corporation Act (the "Corporation"), does hereby certi- fy that: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST and inserting the following in lieu thereof: "FIRST: The name of the Corporation is BPRex Product Design and Engineering Inc." The Certificate of Incorporation of the Corporation is hereby amended by deleting Article SECOND and inserting the following in lieu thereof: "SECOND: Its Registered Office in the State of Minnesota is to be located in the City of St. Paul, County of Ramsey, and the name and address of its registered agent is c/o National Registered Agents, Inc., Capitol Professional. Building, 590 --- Park Street, Suite 6, in St. Paul, Minnesota, 55103." The foregoing amendment was duly adopted in accordance with the provisions of Sec- tion 139 of the Minnesota Business Corporation Act. (Signature page follows) in

IM IN WITNESS WHEREOF; the Corporation has caused. this Certificate of Amendment to be executed by its duly authorized officer on this 11th day of June; 20 REXAM PRODUCT DESIGN AND ENGINEERING. INC. By: Name: Mark W. Miles Title: Executive Vito President,.Chief Finan- cial Officer and Treasurer STATE OF MINNESOTA DEPARTMENT OF STATE FILED JUN 1 3 14 ltaavA 20 tigze Secretary of State rek (Signature Page—Name Clain, (Rerain .Proillia Design and Engineering Inc.))